EXHIBIT 10.2 - BANK LINE OF CREDIT AGREEMENT


[NORTHWEST BANK LOGO]                              Norwest Bank Minnesota, N.A.
                                                   7900 Xerxes Avenue South
                                                   MAC N9307-013
                                                   Bloomington, Minnesota 55431
                                                   612/667-0281



March 29, 2000


Mr. Rob Barniskis
Chief Financial Officer
Check Technology Corporation
12500 Whitewater Drive
Minnetonka, MN 55343

Dear Mr. Barniskis:

I am pleased to inform you that Norwest Bank Minnesota, N.A. (the "Bank") has approved the renewal of a committed line of credit (the "Line") in the amount of $2,500,000.00 to be offered to Check Technology Corporation (the "Borrower"). The availability of the Line is subject to the Bank's receipt of a new executed commercial note (the "Note") and our mutual execution of this letter agreement. The following terms and conditions shall apply to the Line:

Borrower:                     Check Technology Corporation

Amount:                       $2,500,000.00

Type: One year, committed line of credit, with maturity date of April 30, 2001.

Purpose:                      To finance working capital needs of the Borrower.

Interest Rate:                Norwest Base Rate, floating.

Prepayments:                  Prepayments of principal may be made at any time
                              by the Borrower without penalty; however, any payments of LIBOR borrowing contracts made prior to the stated contractual maturity of the contract will be subject to reimbursement to the Bank for reasonable redeployment costs.

Collateral:                   Unsecured, however, all current assets of Borrower
                              must remain free of liens or encumbrances.

Facility Fee:                 A facility fee of one-fifth of one percent
                              (20 basis points) per annum computed on a 360-day basis will be applied to the unused portion of the line of credit. This fee shall be paid in arrears at the end of each calendar quarter.

Covenants:                    The Borrower agrees to comply with the following:

                              1. Preserve its corporate existence along with all subsidiaries, adequately maintain and insure its properties. Additionally, the Borrower will not, nor will it permit any subsidiary to sell, dispose of, or transfer away any material portion of its assets or properties necessary or desirable for the proper conduct of its business.

                              2. All corporate assets, including all subsidiary assets, must be kept free and clear of liens, except for currently existing liens and purchase money security interests.

                              3. The Borrower and each of its subsidiaries must refrain from issuing a corporate guaranty or becoming contingently liable in connection with any obligation of any other person or entity.

                              4. On a consolidated basis and in accordance with GAAP, the financial performance and conditions of the Borrower must remain within the following bounds at all times:

                              (a) Total Liabilities to Tangible Net Worth Ratio.
                                  Maintain a ratio of total liabilities to Tangible Net Worth of less than 0.50 to 1.0 at all times.

                                  "Tangible Net Worth" means total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables and other investments in or amounts due from any shareholder, director, officer, employee or other person or entity related to or affiliated with the Borrower;
                                  (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible.

                              (b) Current Ratio.  Maintain a ratio of Current
                                  Assets to Current Liabilities of at least 2.0 to 1.0 at all times.

                                  "Current Assets" means current assets less receivables and investments in or other amounts due from any shareholder, director, officer, employee or any person or entity related to or affiliated with the Borrower.

                                  "Current Liabilities" means current
                                  liabilities less any portion of such current liabilities that constitute Subordinated Debt.

                                  "Subordinated Debt" means debt that is
                                  expressly subordinated to the Bank in a
                                  writing acceptable to the Bank.

                              5. Provide the Bank with annual audited financial statements within 90 days of the Borrower's fiscal year end, quarterly financial statements within 45 days of quarter end, and quarterly compliance certificates during periods of borrowing.

                              6. Promptly notify the Bank upon knowledge of the occurrence of an event of default hereunder or under the Note.


                                       2

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                              7.  Supply the Bank with such other information as
                                  the Bank may from time to time reasonable request, and permit the Bank to have access to its books, records, properties, and principal officers as it may reasonably request.

Conditions Precedent:         Borrower shall deliver to the Bank the following
                              documents together with executed copy of this Letter Agreement.

                              1.  A new Commercial Note (the "Note").
                              2. A new Certificate of Authority to authorize signers for loans.
                              3. Prior to making the first advance under the Line, the Borrower shall deliver a certificate of compliance for the Borrower's most recent fiscal quarter.

Default: The Bank has the right to not consider any requests for advances under the Line if, as of the date of such request, there exists an event of default under either the Note or this Letter Agreement. Furthermore, the Bank may declare the Line terminated and declare the unpaid principal, accrued interest and all other amounts payable under the Note to be immediately due and payable, if the Borrower fails in the observance or performance of any covenant or agreement contained herein, and continuance for more than 30 days. In addition, the Note contains events of default that are incorporated herein by reference.

If the provisions of this Letter Agreement are acceptable, please sign below and return to me at Norwest.

Sincerely,

/s/ Kent Paulson

Kent Paulson
Relationship Manager

Accepted by:

Check Technology Corporation

By:      /s/  Robert M. Barniskis
   -----------------------------------

Its:       CFO
    ----------------------------------

Date:      31 March 2000
     ---------------------------------


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[NORWEST BANK LOGO]                                             Commercial Note

Borrower's name                                                 Date:
Check Technology Corporation                                    03/29/2000
--------------------------------------------------------------------------------
PROMISE TO PAY: For value received, the undersigned Borrower (if more than one, jointly and severally) promise(s) to pay to the order of
Norwest Bank Minnesota, National Association                    (the "Bank"), at
--------------------------------------------------------------------------------
7900 Xerxes Avenue South    Bloomington, MN 55431-2209     or at any other place
--------------------------------------------------------------------------------
designated at any time by the holder of this promissory note (the "Note") in lawful money of the United States of America, the principal sum of Two Million Five Hundred Thousand and 0/100
--------------------------------------------------------------------------------
Dollars ($ 2,500,000.00 ), together with interest on the unpaid principal amount
        -----------------
in accordance with the repayment terms set forth below.
INTEREST: Interest on this Note, calculated on the basis of actual days elapsed in a 360 day year, will accrue as follows (choose one of the following):
[x] on the unpaid principal amount of this Note at the Note Rate.

[ ] on the unpaid principal amount of this Note at the              of the Note
                                                       -------------
     Rates selected at any time.

[ ] on the unpaid principal amount of this Note:
     up to and including $              at the Note Rate.
                          -------------
     from $               to and including $              at the Note Rate
            -------------                   -------------                  -----
            %. from $               to and including $              at the Note
     ------           -------------                    -------------
     Rate              %. in excess of $             at the Note Rate
          ----- ------                  -------------                 -----
            %.
     ------
[ ] if the unpaid principal amount of this Note:
     is not in excess of $             at the Note Rate.
                          -------------
     is equal to or greater than $              but not in excess of
                                  -------------
     $              at the Note Rate              %. is equal to or greater than
      -------------                  ----- ------
     $              but not in excess of $              at the Note Rate
      -------------                       -------------                  -----
            %. is equal to or greater than $              at the Note Rate
     ------                                 -------------                  -----
            %.
     ------

NOTE RATE: The Note Rate under this Note shall be (choose the applicable Note Rate(s)):
[ ] an annual rate of          % (the "Note Rate"),
                      ---------

[x] an annual rate [x] equal to the Index Rate, or [ ]             %
                                                       -----------   ---------
     the Index Rate, or [ ]           % of the Index Rate, [x] from time
                            ----------
     to time in effect, each change in the interest rate to become effective on the day the corresponding change in the Index Rate becomes effective, or  [ ]
            --------------------------------------------------------------------
     With an initial interest rate equal to   9.0000 % (the "Note Rate"),
                                            ---------
[ ] an annual rate as set forth in the Interest Rate Addendum attached to this Note (the "Note Rate"), provided that if this Note has a variable rate of interest, [ ] the Note Rate shall at no time be less than an annual rate of
             %, and
-------------
[ ] shall at no time exceed an annual rate of           %. In no event shall the
                                              ----------
rate of interest applicable to this Note under any term or condition exceed the maximum rate permitted by law.
[x] "Index Rate" means [x] the "Base Rate" which is the rate of interest established by

Norwest Bank Minnesota, National Association    from time to time as its "base"
------------------------------------------------
or "prime" rate, or
[ ] the "Wall Street Rate" which is the highest "prime" rate of interest reported in the Wall Street Journal "Money Rates" Table, or
[ ] the
       -------------------------------------------------------------------------

       -------------------------------------------------------------------------
REPAYMENT TERMS: Unless payable sooner as a result of its acceleration, the Borrower promises to pay this Note as follows (choose the applicable Repayment
Term):

  PRINCIPAL.  Principal shall be payable;
  [x] on the earlier of demand or   04/30/2001       (the "Due Date").
                                  ------------------
  [ ] on                         (the "Due Date").
         -----------------------
  INTEREST. Interest shall be payable;
  [ ] on the Due Date.
  [x]  monthly         , commencing 04/30/2000         and on the last day of
      -----------------             ------------------            ----
  each succeeding     month      and on the Due Date.
                  --------------

      Unless applicable law requires the Bank to apply amounts in some other manner, all payments shall be applied first in payment of billed interest, then to the payment of any outstanding late fees, and the balance thereof shall be applied in reduction of the principal amount outstanding, provided however, that if an event of default has occurred then all payments will be applied as directed by the Bank, in its sole discretion.

  "DUE DATE" means the maturity date of this Note whether it is the stated maturity date or an earlier date by reason of acceleration or demand.

[x] REVOLVING LINE. The Borrower may borrow, prepay, and reborrow under this Note until the Due Date within the limits of this Note, and subject to the terms and conditions in any other agreements between the Borrower and the Bank.

[ ] CONDITIONAL LINE. Any advances made under this Note shall be at the sole discretion of the Bank and the Bank is not obligated to make any advance under this Note.

[ ] LATE FEE: Each time that a scheduled payment is not paid when due or within days afterwards, the Borrower agrees to pay a late fee equal to [ ]
    ----
    $                    , or [ ]          % of the full amount of the late
     --------------------        ----------
    payment, or [ ] the             of $                    or         % of the
                        ------------    -------------------    --------
    full amount of the late payment. Acceptance by the Bank of any late fee shall not constitute a waiver of any default hereunder.

[ ] OTHER FEES: [ ] The Borrower shall pay to the Bank [ ] a nonrefundable,
    one-time Origination Fee equal to $                       and/or [ ] A
                                       ----------------------
   non-refundable, one-time                                      equal to
                            -------------------------------------
    $                     at the time this Note is signed. [ ] The Borrower
     --------------------
    shall pay to the Bank a(n)                            equal to [ ]
                               ---------------------------
    $                 , or [ ]                % per annum (calculated on the
     -----------------         ------ --------
    basis of actual days elapsed in a          day year) of the [ ] average
                                      ---------
    daily unused portion, [ ] maximum principal amount of the line evidenced
    by this Note, payable                       , in              , commencing
                          ----------------------    --------------
                             and on the         day of each succeeding
    ------------------------            --------
                    and on the Due Date.
    ---------------

[ ] ADDITIONAL INTEREST BEFORE AND AFTER THE DUE DATE: Each time that a
scheduled payment is not paid when due or within      days afterward, additional
                                                 ----
interest will begin accruing on the next calendar day on the entire unpaid
principal amount of this Note at an annual rate of          % in excess of the
                                                   ---------
Note Rate ("Additional Interest Rate"). Acceptance by the Bank of Additional Interest shall not constitute a waiver of any default hereunder. The unpaid principal and interest due on this Note after the Due Date shall bear interest until paid at the Additional Interest Rate (except in North Dakota).
PREPAYMENT: The Borrower may at any time prepay this Note, in whole or in part and any prepayments shall be applied against outstanding principal only after all billed interest and any outstanding late fees have been paid in full.
SECURITY: In addition to any other collateral interest given to the Bank previously, now, or in the future, by separate agreements not referenced herein, which states it is given to secure this Note or all indebtedness of the Borrower to the Bank, this Note is secured with a(n)
                   dated                      .
-------------------     ----------------------
DEFAULT AND ACCELERATION: Borrower will be default under this Note if:
(i) the Borrower fails to pay when due any principal, interest or other amounts due under this Note, or (ii) the Borrower fails to perform or observe any term or covenant of this Note or any related documents or perform under any other agreement with the Bank, or (iii) the Borrower or any subsidiary fails to perform or observe any agreement with any other creditor that relates to indebtedness or contingent liabilities which would allow the maturity of such indebtedness or obligation to be accelerated, or (iv) the Borrower changes its legal form of organization, or (v) any representation or warranty made by the Borrower in applying for the loan evidenced by this Note is untrue in any material respect, or (vi) a garnishment, levy or writ of attachment, or any local, state or federal notice of tax lien or levy is served upon the Bank for the attachment of property of the Borrower or any subsidiary that is in the Bank's possession or for indebtedness owed to the Borrower or any subsidiary by the Bank, or (vii) any Guaranty given in connection herewith may have become, in the Bank's judgment, unenforceable, or
(viii) the Bank at any time, in good faith, believes that the Borrower will not be able to pay this Note when it is due; then or at any time thereafter unless such default is cured the Bank may, at its option, declare all unpaid principal, accrued interest, fees and all other amounts payable under this Note to be immediately due and payable, without notice or demand to the Borrower, and if this Note evidences a line of credit, terminate the line of credit without notice to the Borrower. If, however, this Note is payable on demand, nothing herein contained shall preclude or limit the Bank from demanding payment of this Note at any time and for any reason, without notice.

AUTOMATIC ACCELERATION: If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's or any subsidiary's properties, or if a petition is filed by or against the Borrower or any subsidiary under the United States Bankruptcy Code, or if the Borrower is dissolved or liquidated (if an entity), or dies (if an individual), the unpaid principal, accrued interest and all other amounts payable under this Note will automatically become due and payable without notice or demand and, if this Note evidences a line of credit, the line of credit will automatically terminate.

REMEDIES ON DEFAULT: If the indebtedness evidenced hereby is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law and/or by agreement of the Borrower, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code. Any requirement of reasonable notice mandated by the Uniform Commercial Code shall be met if the Bank sends such a notice to the Borrower at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice. The Borrower shall be liable for any deficiency remaining after disposition of any property in which the Bank has a security interest to secure payment of the indebtedness evidenced hereby, and the computation of such deficiency or of the amount required to redeem such property shall include, unless otherwise prohibited by law, reasonable attorney's fees and legal expenses.

WAIVER: Each endorser hereof or any other party liable for the indebtedness evidenced hereby severally waives demand, presentment, notice of dishonor and protest of this Note, and consents to any extension or postponement of time of its payment without limit as to the number or period thereof, to any substitution, exchange or release of all or any part of any collateral securing this Note, to the addition of any party hereto, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable hereon for the payment of the indebtedness evidenced hereby.

AMENDMENT OR MODIFICATION OF TERMS: Any amendment or modification of this Note must be in writing and signed by the party against whom enforcement of such amendment or modification is sought. The Bank may change any of the repayment terms of this Note, including extensions of time and renewals, and release or add any party liable on this Note, or agree to the substitution or release of any security collateralizing this Note without notifying or releasing from liability any accommodation party, endorser, or guarantor. The Bank may suspend or waive any rights or remedies that it may have against any person who may be liable for its repayment.

MISCELLANEOUS: No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise thereof or the exercise of any other right or remedy. No waver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver by the Bank on one occasion be construed as a bar to, or waiver of, any such right on any future occasion. Any reference to the Bank herein shall be deemed to include any subsequent holder of this Note. This note is accepted in the state where the Bank is located, and shall be governed by the laws of the state where the Bank is located. The Borrower agrees to pay all costs in connection with the borrowing represented by this Note or security given, including any taxes, stamp, insurance or otherwise, payable by reason of execution and delivery of this Note and any related documents. In the event the Bank is required to collect this Note following its Due Date or the bankruptcy of any maker hereof, the Borrower will pay the Bank such further amounts as shall be sufficient to cover the costs and expenses incurred in collecting this Note and liquidating any security or guaranties given in support hereof, including reasonable attorney's fees and expenses required to take such actions in any court, including any bankruptcy court.

FINANCIAL REPORTING: While any amounts are due under this Note, or the Borrower has the right to request an advance under this Note, the Bank reserves the right to require that the Borrower deliver to the Bank annual financial statements and such other financial information as the Bank may request.

ARBITRATION: The Bank and Borrower agree, at the request of either party, to submit to binding arbitration all claims, disputes and controversies whether in tort, contract, or otherwise, except "core proceedings" under the U.S. Bankruptcy Code arising between themselves and their respective employees, officers, directors, attorneys, and other agents, which relate in any way without limitation to this Note, including by way of example but not by way of limitation the negotiation, collateralization, administration, repayment, modification, default, termination and enforcement of the loans or credit evidenced by this Note. Arbitration under this Agreement will be governed by the Federal Arbitration Act (Title 9 of the United States Code), except in Colorado where it will be governed by Colorado law, and proceed in the city where the Bank's principal office is located, or such other location as the Bank and Borrower may agree and shall be conducted by the American Arbitration Association ("AAA") in accordance with the AAA's commercial arbitration rules ("AAA Rules"). Arbitration will be conducted before a single neutral arbitrator selected in accordance with AAA Rules and who shall be an attorney who has practiced commercial law for at least ten years. The arbitrator will determine whether an issue is arbitratable and will give effect to applicable statutes of limitation. Judgment upon the arbitrator's award may be entered in any court having jurisdiction. The arbitrator has the discretion to decide, upon documents only or with a hearing, any motion to dismiss for failure to state a claim or any motion for summary judgment. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. The arbitrator will award costs and expenses in accordance with the provisions of this Note. Discovery will be governed by the rules of civil procedure in effect in the state where the Bank's principal office is located. Discovery must be completed at least 20 days before the hearing date and within 180 days of the commencement of arbitration. Each request for an extension and all other discovery disputes will be determined by the arbitrator upon a showing that the request is essential for the party's presentation and that no alternative means for obtaining information are available during the initial discovery period. This Agreement does not limit the right of either part to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies such as setoff or repossession; or
(iii) obtain provisional remedies such as replevin, injunctive relief, attachment or the appointment of a receiver during the pendency or before or after any arbitration proceeding. These exceptions do not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of these remedies.

STATE LAW REQUIREMENTS:
If the Bank is located in IOWA: IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS NOTE AND AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS NOTE AND AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER. BY SIGNING THIS NOTE AND AGREEMENT, THE BORROWER ACKNOWLEDGES RECEIPT OF A COPY OF THIS NOTE AND AGREEMENT.

If the Bank is located in MINNESOTA: This extension of credit is made under: (i) Minn. Stat.ss.47.204 if this Note is from an individual and is secured by a first lien on residential real estate; (ii) Minn. Stat.ss.334.01, subd. 2, if the initial advance under this Note is $100,000.00 or more and it is not secured by a first lien on residential real estate.

If the Bank is located in NEBRASKA: A credit agreement must be in writing to be enforceable under law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

If the Bank is located in TEXAS: THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. CHAPTER 346 OF THE TEXAS FINANCE CODE OR ANY SUCCESSOR STATUTE WHICH REGULATE CERTAIN REVOLVING LOAN ACCOUNTS SHALL NOT APPLY TO THIS AGREEMENT.

If the Bank is located in NORTH DAKOTA: In all events the Note Rate shall be the same rate after the Due Date as was in effect on the Due Date. If this Note is secured by a mortgage on real property located in North Dakota except a first mortgage: THIS OBLIGATION MAY BE THE BASIS FOR A PERSONAL ACTION AGAINST THE PROMISOR OR PROMISORS IN ADDITION TO THE OTHER REMEDIES ALLOWED BY LAW. (The term "Promisor" or "Promisors" means the Borrower herein.) If the Note is secured by a mortgage on commercial real property located in North Dakota, the Bank has the right, following an event of default, to proceed to obtain and collect a deficiency judgment, together with foreclosure of the real property mortgaged under applicable laws.

--------------------------------------------------------------------------------
SIGNATURES
--------------------------------------------------------------------------------
Borrower's Name
     Check Technology Corporation
--------------------------------------------------------------------------------
Signature                                       Signature
x  /s/ Robert M. Barniskis                      x
--------------------------------------------------------------------------------
Name and Title (if applicable)                  Name and Title (if applicable)
    /w/ Robert M. Barniskis
    /w/ Chief Financial Officer
--------------------------------------------------------------------------------
Signature                                       Signature
x                                               x
--------------------------------------------------------------------------------

Name and Title (if applicable)                  Name and Title (if applicable)

--------------------------------------------------------------------------------
Street address                                  City, State, Zip code
12500 Whitewater Drive                          Minnetonka, MN 55343-9420
--------------------------------------------------------------------------------

Loan Purpose: [x] Business      , and/or [ ] this Note is given as replacement
                  --------------
for, and not in satisfaction of the promissory note given by the Borrower to the
Bank dated                          .
           -------------------------

                                       5